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                                                                     EXHIBIT 5.1


                                  [LETTERHEAD]


                                February 9, 2001



Persistence Software, Inc.
1720 South Amphlett Blvd., Third Floor
San Mateo, California 94402


     REGISTRATION STATEMENT ON FORM S-8
     ----------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") filed by you with the Securities and Exchange Commission (the "COMMISSION") on January 4, 2001 and as amended by Post-Effective Amendment No. 1 to be filed on or about February 9, 2001 in connection with the Registration under the Securities Act of 1933, as amended, of a total of 5,341,484 shares of your Common Stock (the "SHARES") reserved for issuance under 1997 Stock Plan and the 1999 Employee Stock Purchase Plan. As your legal counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that upon the conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.


     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and in any amendment thereto.


                                        Very truly yours,

                                        VENTURE LAW GROUP
                                        A Professional Corporation


                                        /s/ Venture Law Group